EXHIBIT 99.1

STRICTLY CONFIDENTIAL

SUPPORT AGREEMENT

          This Support Agreement (the “Agreement”), dated as of November 3, 2004, is entered into by and among Constellation Brands, Inc., a Delaware corporation (“Constellation”), and the persons set forth on Schedule I hereto (the “Mondavi Shareholders”).

          Constellation, RMD Acquisition Corp., a California corporation and a wholly owned subsidiary of Constellation (“Merger Sub”) and The Robert Mondavi Corporation, a California corporation (“Mondavi”), are, concurrently with execution of this Agreement, entering into an Agreement and Plan of Merger, of even date herewith (the “Merger Agreement”), providing for, among other things, a merger of Merger Sub with and into Mondavi (the “Merger”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

          As a condition to its willingness to enter into the Merger Agreement, Constellation has required that the Mondavi Shareholders agree, and each Mondavi Shareholder is willing to agree, to the matters set forth herein. In consideration of the foregoing, including the execution and delivery by Constellation of the Merger Agreement, and the agreements set forth below, the parties hereto agree as follows:

          1. Except as set forth on Schedule I, each Mondavi Shareholder severally represents, warrants and agrees that (a) such Mondavi Shareholder owns of record the number of shares of Class A Common Stock, without par value, of Mondavi (the “Class A Shares”) and Class B Common Stock, without par value, of Mondavi (the “Class B Shares”) set forth opposite such Mondavi Shareholder’s name on Schedule I (such shares, with respect to a particular Mondavi Shareholder, the “Shares,”), (b) as of the date hereof, such Mondavi Shareholder owns the Shares, free and clear of all claims, liens, charges, security interests, encumbrances, voting agreements and commitments of every kind, and (c) such Mondavi Shareholder has (on the date hereof) and, subject to the rights of parties pursuant to Section 2, will have (on the date of the Mondavi Shareholders’ Meeting) sole voting and dispositive power over all of the Shares.

          2. Except as set forth on Schedule I, each Mondavi Shareholder agrees that such Mondavi Shareholder will not during the term of this Agreement sell, pledge, assign, encumber or otherwise transfer or dispose of any of the Shares, or any interest therein, or securities convertible into, or any voting rights with respect to, any of the Shares, or convert any Class B Shares into Class A Shares, or enter into any contract with respect to any of the foregoing, other than (a) pursuant to the Merger, (b) with respect to the Class A Shares only, a transfer to a Person who executes a counterpart of this Agreement, in form and substance reasonably satisfactory to Constellation, agreeing to be bound by the terms and provisions hereof, or (c) with respect to the Class B Shares only, a transfer to any person or entity that (i) was a shareholder of Mondavi as of February 26, 1993, (ii) is a direct lineal descendant of Robert Mondavi, including adopted persons (if adopted during their minority) and persons born out of wedlock, and

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excluding foster children and stepchildren; or (iii) is a trust under which any of the persons described in clauses (i) or (ii) above is a beneficiary; provided, that such transferee executes a counterpart of this Agreement, in form and substance reasonably satisfactory to Constellation, agreeing to be bound by the terms and provisions hereof. Notwithstanding the preceding sentence, each Mondavi Shareholder may, without the prior written consent of Constellation, (x) pledge or otherwise encumber any of his or her Shares so long as the party to whom such Shares are pledged or by whom such Shares are encumbered (such pledged or encumbered shares the “Pledged Shares”) shall (A) agree in writing pursuant to an assumption agreement reasonably satisfactory to Constellation to comply with all provisions of this Section 2 as fully as if such party had been an original signatory to this Agreement (an “Assumption Agreement”), with respect to the Pledged Shares, and (B) provide an opinion of counsel reasonably satisfactory to Constellation to the effect that such Assumption Agreement is a legal, valid and binding agreement with respect to such party or (y) transfer any of the Shares by operation of law upon death or through intestacy (with the transferee executing, to the extent practicable, as a condition to such transfer, an Assumption Agreement). Without limiting the foregoing, and except as set forth in Section 4 hereof, each Mondavi Shareholder agrees that such Mondavi Shareholder will not grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any Shares or deposit any Shares into a voting trust.

          3. Each Mondavi Shareholder agrees that such Mondavi Shareholder will vote, or cause to be voted, all of the shares of capital stock of Mondavi with respect to which it has the right to vote, including the Shares, at any meeting of shareholders of Mondavi (including any adjournment or postponement thereof), or pursuant to any action by written consent:

          (a) in favor of the Merger Agreement and the Merger, and any actions required in furtherance thereof;

          (b) against any action or agreement that (i) could reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty, or any other obligation of Mondavi under the Merger Agreement or this Agreement, or (ii) could reasonably be expected, to materially impede, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement; and

          (c) against any Acquisition Proposal (other than the Merger).

          4. Each Mondavi Shareholder hereby grants to Constellation a proxy to vote the Shares with respect to the matters specified in, and in accordance with the provisions of, paragraph 3 of this Agreement. Each Mondavi Shareholder agrees that this proxy shall be irrevocable until the termination of this Agreement in accordance with paragraph 9 of this Agreement and coupled with an interest and will at the expense of Constellation, take such further action or execute such other instruments as may be

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reasonably requested by Constellation to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Mondavi Shareholder with respect to the Shares.

          5. Subject to paragraph 10, each Mondavi Shareholder agrees not to, directly or indirectly, take any action which could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger Agreement or the transactions contemplated thereby. Subject to paragraph 10, each Mondavi Shareholder agrees that it will not, directly or indirectly, initiate, solicit, encourage or facilitate any discussions or any inquiries with respect to, or the making of, an Acquisition Proposal, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise encourage or facilitate any effort or attempt to make or implement an Acquisition Proposal. Subject to paragraph 10, each Mondavi Shareholder agrees to notify Constellation as promptly as practicable of any inquiry, discussion or proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal after it becomes aware of such inquiry, discussion or proposal.

          6. Without limiting the provisions of the Merger Agreement, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Mondavi affecting any of the Shares, or (b) any Mondavi Shareholder shall become the recordholder or acquire any economic interest in and have the ability to direct the voting (but only to the extent of such economic interest) of any additional shares of capital stock of Mondavi or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in paragraph 3 hereof, then the terms of this Agreement shall apply to such shares of capital stock or other securities of Mondavi held by such Mondavi Shareholder immediately following the effectiveness of the events described in clause (a) or such Mondavi Shareholder becoming the recordholder or acquiring any economic interest in and ability to direct the voting thereof as described and to the extent provided in clause (b), as though they were Shares of such Mondavi Shareholder hereunder. Each Mondavi Shareholder hereby agrees, while this Agreement is in effect, to notify Constellation of the number of any new Shares acquired by such Mondavi Shareholder, if any, after the date hereof.

          7. Each Mondavi Shareholder hereby waives any and all appraisal, dissenters or similar rights that it may have with respect to the Merger and the other transactions contemplated by the Merger Agreement pursuant to the CGCL or other Applicable Law.

          8. Constellation represents and warrants and each Mondavi Shareholder severally represents and warrants that it has all necessary power and authority to enter into this Agreement, that this Agreement is the legal, valid and binding agreement of Constellation or such Mondavi Shareholder, as the case may be, and that this Agreement

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is enforceable against Constellation or such Mondavi Shareholder, as the case may be, in accordance with its terms.

          9. This Agreement shall terminate upon the first to occur of (a) the Effective Time and (b) termination of the Merger Agreement. This Agreement may also be terminated, as to any Mondavi Shareholder, by the mutual agreement of Constellation and such Mondavi Shareholder; provided, that such termination as to such Mondavi Shareholder will not affect the obligations of any other Mondavi Shareholder hereunder. No termination of this Agreement will relieve any party from liability for any material breach of its obligations hereunder committed prior to such termination.

          10. No Mondavi Shareholder makes any agreement or understanding herein in the Mondavi Shareholder’s capacity (if any) as a director or officer of Mondavi. Each Mondavi Shareholder executes this Agreement solely in such Mondavi Shareholder’s capacity as a shareholder of Mondavi and nothing herein shall limit or affect any actions taken by any Mondavi Shareholder in such person’s capacity (if any) as an officer or director of Mondavi or any of its subsidiaries, including, without limitation, any action permitted under the last sentence of Section 5.3(b)(iv) of the Merger Agreement taken solely in their capacity (if any) as an officer or director of Mondavi or any of its subsidiaries.

          11. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity.

          12. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by an overnight courier or when delivered by hand, or (c) confirmation of receipt when sent by certified or registered mail, postage prepaid, addressed, in the case of Constellation, to the address set forth for Constellation in the Merger Agreement (with copies as set forth in the Merger Agreement) and in the case of a Mondavi Shareholder, to the address set forth under such Mondavi Shareholder’s name on Schedule I hereto (or at such other address for any party as shall be specified by like notice).

          13. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that, with respect to the rights and obligations of any Mondavi Shareholder under this Agreement, this Agreement may be amended with the approval of such Mondavi Shareholder and Constellation, notwithstanding the failure to obtain the approval of any other Mondavi Shareholder.

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          14. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

          15. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The obligations of each Mondavi Shareholder under this Agreement are several and no Mondavi Shareholder shall be responsible or liable in any way for any action or breach of this Agreement by any other Mondavi Shareholder.

          16. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          17. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          18. The representations, warranties, covenants and agreements of the Mondavi Shareholders in this Agreement are made severally, and not jointly, by each Mondavi Shareholder.

          IN WITNESS WHEREOF, this Support Agreement has been duly executed and delivered by the duly authorized officers, trustees or other representatives of Constellation and of each Mondavi Shareholder on the day and year first written above.

CONSTELLATION BRANDS, INC.

By/s/ Richard Sands

Name: Richard Sands
Title: Chairman and Chief Executive Officer

/s/ Robert G. Mondavi

ROBERT G. MONDAVI

/s/ Timothy J. Mondavi

TIMOTHY J. MONDAVI

/s/ Marcia Mondavi Borger

MARCIA MONDAVI BORGER

/s/ Ted W. Hall

TED W. HALL

/s/ Frank E. Farella

FRANK E. FARELLA

/s/ Gregory M. Evans

GREGORY M. EVANS

/s/ Adrian Bellamy

ADRIAN BELLAMY

/s/ Anthony Greener

ANTHONY GREENER

/s/ Philip Greer

PHILIP GREER

/s/ John M. Thompson

JOHN M. THOMPSON

SCHEDULE I

Mondavi Shareholder	Class A Shares	Class B Shares
Adrian Bellamy	0	0
Gregory M. Evans	34,663	0
Frank E. Farella	2,500	0
Anthony Greener	1,000	0
Philip Greer	15,300	0
Ted W. Hall	1,400	0
Marcia Mondavi Borger	0	1,605,517
Robert G. Mondavi	45,099	1,074,524
Timothy J. Mondavi	1,500	715,983
John W. Thompson	5,000	0

          Of the shares of Class B Stock owned by Timothy J. Mondavi, approximately 450,000 are pledged as collateral for certain margin loan arrangements. Timothy J. Mondavi has power to vote all of such 715,983 shares of Class B Stock. Such shares are Pledged Shares for purposes of Section 2 hereof.

          Robert G. Mondavi has made substantial charitable pledges that are payable on January 1, 2006. The source of payment for such pledges is anticipated by Mr. Mondavi and the beneficiary to be in part the proceeds from the sale of certain of Mr. Mondavi’s shares although Mr. Mondavi is not specifically obligated to sell such shares and there are no liens on any of the shares. Robert G. Mondavi has the power to vote all of such 45,099 shares of Class A Stock nd 1,074,524 shares of Class B Stock. None of such shares will be sold or otherwise disposed of prior to the earlier of (x) the termination of the Support Agreement to which this Schedule is attached, (y) January 1, 2006 or (z) as permitted by this agreement.